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                                                     Registration No. 33-

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------
                      FISHER SCIENTIFIC INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                    02-0451017
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                   Identification No.)

                                  LIBERTY LANE
                          HAMPTON, NEW HAMPSHIRE 03842

                     (Address of Principal Executive offices
                               including Zip Code)

      FISHER SCIENTIFIC INTERNATIONAL INC. SAVINGS AND PROFIT SHARING PLAN
                CURTIN MATHESON SCIENTIFIC SAVINGS INCENTIVE PLAN
                            (Full title of the Plans)

                             MARK A. UNDERBERG, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                  LIBERTY LANE
                          HAMPTON, NEW HAMPSHIRE 03842
                                 (203) 929-2650
            (Name, address and telephone number of agent for service)

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
                         CALCULATION OF REGISTRATION FEE
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
                                 Proposed     Proposed
                                 maximum      maximum
Title of                         offering     aggregate         Amount of
securities to     Amount to be   price per    offering          registration
be registered     registered     unit         price             fee
- -------------     ------------   -----------  -------------     ------------
Common Stock,     975,000(1)         (2)      $36,991,500(2)    $12,755.69
par value
$.01 per share

Common Stock,     525,000(3)         (2)      $19,918,500(2)      6,868.45
par value $.01
per share
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- --------------------------------------------------------------------------------

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(1)  Consists of shares of Common Stock to be made available under the Fisher
     Scientific International Inc. Savings and Profit Sharing Plan. Such indeterminable number of additional shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock are hereby also registered. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based upon an assumed price of $37.94 per share, the average of the high and low sale prices of the Registrant's Common Stock as reported on the New York Stock Exchange on June 26, 1996.

(3) Consists of shares of Common Stock to be made available under the Curtin Matheson Scientific Savings Incentive Plan. Such indeterminable number of additional shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock are hereby also registered. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          Incorporated by reference in this Registration Statement are the following documents heretofore filed by Fisher Scientific International Inc. (the "Company") with the Securities and Exchange Commission (the
"Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

          (a) The Company's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act;

          (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

          (c) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, and any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

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Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          None.

Item 6.   Indemnification of Directors and Officers

     General

          Article Fifteenth of the Certificate of Incorporation of the Company ("Article Fifteenth") limits the personal liability of directors to the Company of its stockholders for monetary damages for breaches of fiduciary duty as directors. Article Fifteenth also defines the rights of certain individuals, including directors and officers, to indemnification by the Company in the event of personal liability or expenses incurred by them as a result of certain litigation against them.

          Article Fifteenth is consistent with the Delaware General Corporation Law (the "Delaware Law"), which permits a Delaware corporation (i) to include in its certificate of incorporation a provision limiting a director's liability for monetary damages for breach of the duty of care and (ii) to indemnify certain individuals, including its director, officers and employees.

     Elimination of Liability in Certain Circumstances

          Article Fifteenth would protect the Company's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care, except as set forth below. Under the Delaware law, absent Article Fifteenth, directors could be held liable for gross negligence in the performance of their duty of care but not for simple negligence. Article Fifteenth absolves directors of liability for negligence in the performance of their duties, including gross negligence. Directors remain liable for breaches of their duty of loyalty to the Company and its stockholders, as well as acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. Article Fifteenth also does not absolve directors of liability under Section 174 of the Delaware Law, which makes directors personally liable for


                                        2

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unlawful dividends or unlawful stock repurchases or redemption and expressly sets forth a negligence standard with respect to such liability.

     Indemnification and Insurance

          Under the Delaware Law, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys, fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and the Delaware Law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Company.

          Article Fifteenth provides, among other things, that each person who was or is made a party to, or is threatened to be made a part to, or is involved in, any action, suit or proceeding by reason of the fact that he is the legal representative, or is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) while serving in such capacity, shall be indemnified and held harmless by the Company to the full extent authorized by the Delaware Law, as in effect (or, to the extent indemnification is broadened, as it may be amended), against all expenses, liability or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amount to be paid in settlement) reasonably incurred by such person in connection therewith. Article Fifteenth provides, in addition, that rights conferred thereby shall be contract rights and shall include the right to be paid by the Company for expenses in defending the proceedings specified above, in advance of their final disposition. The Company may also, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.


                                        3

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           The Company maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks by such policies include certain liabilities under the securities law.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

          An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included on pages 12-14.


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

Item 9.   Undertakings

          (a)  RULE 415 OFFERING.  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any Prospectus required by section 10(a)(3) of the Securities Act, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

              (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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

          (b) SUBSEQUENT EXCHANGE ACT DOCUMENTS. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) INDEMNIFICATION. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES


          THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 25th day of June, 1996.

                              FISHER SCIENTIFIC INTERNATIONAL INC.



                              By:/s/ Mark A. Underberg
                                 -----------------------------------
                                 Mark A. Underberg
                                 Vice President, General
                                 Counsel and Secretary


The registrant and each person whose signature appears below constitutes and appoints Mark A. Underberg and Paul M. Meister, and any agent for service named in this registration statement and each of them, his or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission ("SEC") and (ii) any and all other instruments which any of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Securities Act of 1933, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following


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

persons in the capacities indicated on the 25th day of June, 1996.



Signatures                                Title
- ----------                                -----

/s/ Michael D. Dingman                    Chairman of the Board and
- -------------------------------           Director
Michael D. Dingman


/s/ Paul M. Montrone                      President and Director
- -------------------------------           (Principal Executive
Paul M. Montrone                          Officer)


/s/ Paul M. Meister                       Senior Vice President -
- -------------------------------           Chief Financial Officer
Paul M. Meister                           (Principal Financial
                                          Officer)


/s/ Paul F. Patek                         Vice President - Controller
- -------------------------------           (Principal Accounting
Paul F. Patek                             Officer)


/s/ Philip E. Beekman                     Director
- -------------------------------
Philip E. Beekman


/s/ Gerald J. Lewis                       Director
- -------------------------------
Gerald J. Lewis


/s/ Edward A. Montgomery, Jr.             Director
- -------------------------------
Edward A. Montgomery, Jr.


/s/ Lt. Gen. Thomas P.Stafford            Director
- -------------------------------
Lt. Gen. Thomas P. Stafford


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

/s/ Robert A. Day                         Director
- -------------------------------
Robert A. Day

          The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Fisher Scientific International Inc. Savings and Profit Sharing Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on the 25th day of June, 1996.

                                   FISHER SCIENTIFIC
                                   INTERNATIONAL INC. SAVINGS
                                   AND PROFIT SHARING PLAN


                                   By:/s/ Mark A. Underberg
                                      -------------------------
                                      Mark A. Underberg

          The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Curtin Matheson Scientific Savings Incentive Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on the 25th day of June, 1996.

                                   CURTIN MATHESON SCIENTIFIC
                                   SAVINGS INCENTIVE PLAN

                                   By:/s/ Mark A. Underberg
                                      -------------------------
                                      Mark A. Underberg

                                INDEX TO EXHIBITS

                       Description
  Exhibit No.           of Exhibit
- -----------            -----------


4.1             Specimen Certificate of
                Common Stock, $.01 par
                value per share, of the
                Company (incorporated by
                reference to the relevant
                exhibit to the Company's
                Registration Statement on
                Form S-1 (Registration
                No. 33-43505)).

4.2             Restated Certificate of
                Incorporation of the
                Company (incorporated by
                reference to the Company's
                Annual Report on Form 10-K
                filed with the Securities
                and Exchange Commission on
                March 24, 1993).

4.3             Bylaws of the Company
                (incorporated by refer-
                ence to the Company's
                Annual Report on Form 10-K
                filed with the Securities
                and Exchange Commission on
                March 24, 1993).

4.4             Indenture dated as of
                March 1, 1993 between the
                Company and the First
                National Bank of Boston,
                as Trustee (incorporated
                by reference to the
                Company's Annual Report on
                Form 10-K filed with the
                Securities and Exchange
                Commission on March 24,
                1993).

4.5             Senior Debt Securities
                Indenture dated as of
                December 18, 1995 between
                the Company and Mellon
                Bank, N.A., as Trustee
                (incorporated by reference
                to the relevant exhibit to
                the Company's Registration
                Statement on Form S-3

                       Description
  Exhibit No.           of Exhibit
  -----------          -----------


                (Registration No. 33-
                99884)).

5.1             Copy of Internal Revenue
                Service ("IRS")
                determination
                letter that the Fisher
                Scientific International Inc.
                Savings and Profit Sharing
                Plan (the "Fisher Plan")
                is qualified under
                section 401(a) of the
                Internal Revenue Code of
                1986, as amended (the
                "Code") (filed herewith).

5.2             The undersigned registrant
                hereby undertakes to
                submit the Fisher Plan and
                any amendments thereto to
                the IRS in a timely manner
                and will make all changes
                required by the IRS in
                order to qualify the
                Fisher Plan under section
                401(a) of the Code.

5.3             The undersigned registrant
                hereby undertakes to
                submit the Curtin Matheson
                Scientific Savings Incentive
                Plan, formerly the Fisons Scientic
                Equipment Savings Incentive Plan
                (the "CMS Plan"), and
                any amendments thereto to
                the IRS in a timely manner
                and will make all changes
                required by the IRS in
                order to qualify the CMS
                Plan under section 401(a)
                of the Code.

23              Consent of Deloitte & Touche
                LLP (filed herewith).

24              Powers of Attorney (filed
                herewith-see pages 8-9 of
                the Registration
                Statement).

99.1            Financial Statements for the
                Fisher Plan for the fiscal
                years ended December 31, 1994
                and December 31, 1995 and the
                report of Arthur Andersen LLP
                thereon.

                       Description
  Exhibit No.           of Exhibit
  -----------          -----------


99.2            Financial Statements for the
                CMS Plan for the fiscal years
                ended December 31, 1994 and
                December 31, 1995 and the
                report of Price Waterhouse LLP
                thereon.